UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2008

Double Eagle Petroleum Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-6529	830214692
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Overland Trail, P.O. Box 766, Casper, Wyoming		82602
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3072379330

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

To the extent required, the information included in Item 7.01 of this Form 8-K is hereby incorporated by reference into this Item 2.02.

Item 7.01 Regulation FD Disclosure.

On May 6, 2008, the Company issued a press release entitled "Double Eagle Petroleum Co. Provides Operational Update." In the Company's May 6, 2008 press release, the Company stated incorrectly that the net production for the quarters ended March 31, 2008 and 2007 was 8,988 and 7,655 Mmcfe, respectively, an increase for 2008 of 1,332 Mmcfe or 17%. The statement should have stated that the net production for the quarters ended March 31, 2008 and 2007 was 898.8 and 765.5 Mmcfe, respectively, an increase for 2008 of 133.2 Mmcfe or 17%.

The press release is attached as Exhibit 99.1 hereto. In accordance with General Instructions B.2 of Form 8-K, the information in this Section 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits.

99.1 -- Press Release dated May 6, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double Eagle Petroleum Co.

May 7, 2008	By:	Kurtis S. Hooley

Name: Kurtis S. Hooley
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 6, 2008